                                  EXHIBIT 11.1

                           BEVERLY ENTERPRISES, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                   1994          1993          1992         1991          1990
                                                                 --------      --------      --------      -------      ---------
PRIMARY:
  Income before redemption premium on Series A preferred stock, extraordinary
    charge and cumulative effect of change in accounting for
    income taxes................................................ $ 76,913      $ 57,956      $  1,945      $29,238      $  13,143
  Redemption premium on Series A preferred stock................       --       (20,000)           --           --             --
                                                                 --------      --------      --------      -------      ---------
  Income before extraordinary charge and cumulative effect of change
    in accounting for income taxes.............................. $ 76,913      $ 37,956      $  1,945      $29,238      $  13,143
  Extraordinary charge..........................................   (2,412)       (2,345)       (8,835)          --             --
  Cumulative effect of change in accounting for income taxes....       --            --        (5,454)          --             --
                                                                 --------      --------      --------      -------      ---------
  Net income (loss)............................................. $ 74,501      $ 35,611      $(12,344)     $29,238      $  13,143
  Preferred stock dividends.....................................   (8,250)       (4,438)       (1,000)          --         (1,000)
                                                                 --------      --------      --------      -------      ---------
  Net income (loss) applicable to common shares................. $ 66,251      $ 31,173      $(13,344)     $29,238      $  12,143
                                                                 ========      ========      ========      =======      =========
  Applicable common shares:
    Weighted average outstanding shares during the period.......   85,430        79,735        76,224       73,972         65,478
    Assumed conversion of Series A preferred stock..............       --(b)         --(a)         --(a)     5,300             --(a)
    Weighted average shares issuable upon exercise of common
      stock equivalents outstanding (principally stock options)
      using the "treasury stock" method.........................    1,657         1,472         1,461        1,946            673
                                                                 --------      --------      --------      -------      ---------
    Total.......................................................   87,087        81,207        77,685       81,218         66,151
                                                                 ========      ========      ========      =======      =========
  Income (loss) per share of common stock:
    Before redemption premium on Series A preferred stock,
      extraordinary charge and cumulative effect of change in
      accounting for income taxes............................... $    .79      $    .66      $    .01      $   .36      $     .18
    Redemption premium on Series A preferred stock..............       --          (.25)           --           --             --
                                                                 --------      --------      --------      -------      ---------
    Before extraordinary charge and cumulative effect of change
      in accounting for income taxes............................      .79           .41           .01          .36            .18
    Extraordinary charge........................................     (.03)         (.03)         (.11)          --             --
    Cumulative effect of change in accounting for income
      taxes.....................................................       --            --          (.07)          --             --
                                                                 --------      --------      --------      -------      ---------
    Net income (loss) per share of common stock................. $    .76      $    .38      $   (.17)     $   .36      $     .18
                                                                 ========      ========      ========      =======      =========
FULLY DILUTED:
  Income before redemption premium on Series A preferred stock, extraordinary charge and cumulative effect of change in
    accounting for income taxes................................. $ 76,913      $ 57,956      $  1,945      $29,238      $  13,143
  Reduction of interest and amortization expenses resulting from assumed conversion of 7 5/8% convertible subordinated
    debentures..................................................       --(a)         --(a)         --(a)        --(a)          --(a)
  Reduction of interest and amortization expenses resulting from assumed conversion of 9% convertible subordinated
    debentures..................................................       --(c)      2,711            --(a)        --(a)          --(a)
  Reduction of interest and amortization expenses resulting from
    assumed conversion of zero coupon and other notes...........       --(a)        116            --(a)        63             --(a)
  Less applicable income taxes..................................       --          (933)           --          (19)            --
                                                                 --------      --------      --------      -------      ---------
  Adjusted income before redemption premium on Series A
    preferred stock, extraordinary charge and cumulative effect
    of change in accounting for income taxes.................... $ 76,913      $ 59,850      $  1,945      $29,282      $  13,143
  Redemption premium on Series A preferred stock................       --       (20,000)           --           --             --
                                                                 --------      --------      --------      -------      ---------
  Adjusted income before extraordinary charge and cumulative
    effect of change in accounting for income taxes.............   76,913        39,850         1,945       29,282         13,143
  Extraordinary charge..........................................   (2,412)       (2,345)       (8,835)          --             --
  Cumulative effect of change in accounting for income taxes....       --            --        (5,454)          --             --
                                                                 --------      --------      --------      -------      ---------
  Adjusted net income (loss).................................... $ 74,501      $ 37,505      $(12,344)     $29,282      $  13,143
  Preferred stock dividends.....................................       --        (4,438)       (1,000)          --         (1,000)
                                                                 --------      --------      --------      -------      ---------
  Adjusted net income (loss) applicable to common shares........ $ 74,501      $ 33,067      $(13,344)     $29,282      $  12,143
                                                                 ========      ========      ========      =======      =========
  Applicable common shares:
    Weighted average outstanding shares during the period.......   85,430        79,735        76,224       73,972         65,478
    Assumed conversion of Series A preferred stock..............       --(b)         --(a)         --(a)     5,300             --(a)
    Assumed conversion of Series B preferred stock..............   11,253            --(a)         --           --             --
    Weighted average shares issuable upon exercise of common
      stock equivalents outstanding (principally stock options)
      using the "treasury stock" method.........................    1,745         1,678         1,791        2,095            936
    Assumed conversion of 7 5/8% convertible subordinated
      debentures................................................       --(a)         --(a)         --(a)        --(a)          --(a)
    Assumed conversion of 9% convertible subordinated
      debentures................................................       --(c)      4,322            --(a)        --(a)          --(a)
    Assumed conversion of zero coupon and other notes...........       --(a)         19            --(a)        70             --(a)
                                                                 --------      --------      --------      -------      ---------
    Total.......................................................   98,428        85,754        78,015       81,437         66,414
                                                                 ========      ========      ========      =======      =========
  Income (loss) per share of common stock:
    Before redemption premium on Series A preferred stock,
      extraordinary charge and cumulative effect of change in
      accounting for income taxes............................... $    .78      $    .65      $    .01      $   .36      $     .18
    Redemption premium on Series A preferred stock..............       --          (.24)           --           --             --
                                                                 --------      --------      --------      -------      ---------
    Before extraordinary charge and cumulative effect of change
      in accounting for income taxes............................      .78           .41           .01          .36            .18
    Extraordinary charge........................................     (.02)         (.02)         (.11)          --             --
    Cumulative effect of change in accounting for income
      taxes.....................................................       --            --          (.07)          --             --
                                                                 --------      --------      --------      -------      ---------
    Net income (loss) per share of common stock................. $    .76      $    .39      $   (.17)     $   .36      $     .18
                                                                 ========      ========      ========      =======      =========

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(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.

(b) The Series A preferred stock was redeemed in January 1994.

(c) The 9% convertible subordinated debentures were converted to common stock during the third quarter of 1993.